SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      June 4, 2015

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant's telephone number, including area code	(513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On June 4, 2015, upon the recommendation of the Compensation and Organizational Development Committee (the "Committee") of the Board of Directors (the "Board") of Multi-Color Corporation (the "Company"), the Board awarded restricted shares of common stock of the Company and restricted share units ("RSUs") of the Company to the following executive officers and in the following amounts (RSU amounts reflect target award levels):

Nigel Vinecombe – 3,903 restricted shares; 11,710 RSUs
Sharon Birkett – 1,561 restricted shares; 4,684 RSUs
Vadis Rodato – 1,952 restricted shares; 5,855 RSUs
Floyd Needham – 1,952 restricted shares; 5,855 RSUs

The awards are authorized by and are being made pursuant to the Company's 2012 Stock Incentive Plan as approved by shareholders at the Company's 2012 Annual Meeting of Shareholders.

The restricted shares vest according to a time-based schedule in equal annual installments on each of the first three anniversaries of the grant date. The awards underlying the RSUs vest upon the achievement by the Company of a growth in core earnings per share goal at the end of a three year measurement period. Each executive officer listed above is eligible to receive between 0 and 150% of his or her target RSU award, based on the level of achievement of this growth in core earnings per share goal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015	MULTI-COLOR CORPORATION By: /s/ Sharon E. Birkett Name: Sharon E. Birkett Title: Vice President, Chief Financial Officer, Secretary